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SUPPLEMENT DATED NOVEMBER 30, 2004

TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2004
(TO PROSPECTUS DATED APRIL 23, 2004)



                                  $948,661,100
                                  (APPROXIMATE)

                        DSLA MORTGAGE LOAN TRUST 2004-AR3
            DSLA MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-AR3


                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                     Seller

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator


                    DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.
                                    Servicer





The prospectus supplement dated November 22, 2004 to the prospectus dated April 23, 2004 with respect to the above captioned series is hereby amended as follows:


                  1. In each of (a) the second line in the first column on page S-10 and (b) the first sentence in the second paragraph under the section "Optional Termination of the Trust" on page S-68, the "10%" is hereby replaced with "5%".







RBS Greenwich Capital                                        WaMu Capital Corp.

                                November 30, 2004